UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: (Date of Earliest Event Reported): August 31, 2023

THE ARENA GROUP HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

delaware	001-12471	68-0232575
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 VESEY STREET, 24TH FLOOR
NEW YORK, new york	10281
(Address of principal executive offices)	(Zip code)

212-321-5002

(Registrant’s telephone number including area code)

(Former name or former address if changed since last report)

Securities registered pursuant in Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AREN	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 31, 2023, The Arena Group Holdings, Inc. (the “Company”) entered into an amendment to its financing and security agreement (the “FSA Amendment”), by and among the Company, certain subsidiaries of the Company party thereto and SLR Digital Finance LLC (f/k/a Fast Pay Partners LLC) (“SLR”), pursuant to which (i) the maturity date of the Company’s line of credit was extended to December 31, 2025 and (ii) an Event of Default will occur if the transactions contemplated by the Company’s previously announced letter of intent with Simply Inventions, LLC (the “Transaction”) are not consummated by March 31, 2024 (or June 30, 2024 if the lenders under the Company’s Third Amended and Restated Note Purchase Agreement, dated as of December 15, 2022 (as amended to date, the “Note Purchase Agreement”), agree to extend the deadline for consummation of the Transaction contained therein to March 31, 2024 or thereafter). The FSA Amendment also contemplates the payment of certain fees by the Company to SLR upon consummation of the Transaction or if the Transaction is not consummated by certain dates contained therein. The FSA Amendment also permits the incurrence of an incremental $8 million in aggregate principal amount of notes to be issued pursuant to the Note Purchase Agreement and the incurrence of $25.0 aggregate principal amount of Series L Preferred Stock contemplated to be issued in connection with the Transaction.

In connection with the FSA Amendment, the conditions precedent to the issuance of $5.0 million in aggregate principal amount of senior secured notes under the Note Purchase Agreement were satisfied and on August 31, 2023, the Company issued $5.0 million in aggregate principal amount of senior secured notes (the “Notes”) pursuant to the Note Purchase Agreement. The terms of the Notes were described in the Company’s Current Report on Form 8-K dated as of August 14, 2023.

The foregoing descriptions of the FSA Amendment and the Notes do not purport to be complete and are qualified in their entirety by reference to the full text of the FSA Amendment and the form of Note, copies of which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2023.

Item 2.03. Creation of a Direct Financial Obligation.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 7, 2023, the Company entered into Amendment No. 3 (the “Amendment”) to the Second Amended and Restated Executive Employment Agreement, dated as of August 26, 2020, by and between the Company and its Chief Executive Officer, Ross Levinsohn (as amended, the “Levisohn Employment Agreement”). Capitalized terms used and not defined herein shall have the meanings as set forth in the Levinsohn Employment Agreement.

Pursuant to the terms of the Amendment, if a Change of Control has occurred and either (i) the Company terminates Mr. Levinsohn without Cause, or (ii) Mr. Levinsohn terminates his employment for Good Reason, Mr. Levinsohn will be entitled to the greater of (i) salary continuation through December 31, 2026 or (ii) thirty-six (36) consecutive months of salary continuation and Mr. Levinsohn will also be entitled to reimbursement on a month-to-month basis of COBRA Costs for no fewer than eighteen (18) months.

The above description of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of such document, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2023.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 7, 2023	THE ARENA GROUP HOLDINGS, INC.

	By:	/s/ Douglas B. Smith
	Name:	Douglas B. Smith
	Title:	Chief Financial Officer